Exhibit 23.4

Commerce & Finance Law Offices

23/F, Building A, CASC Plaza, Haide 3rd Road Nanshan District, Shenzhen 518067, China

Tel: +86 755 8351 7570    Fax: +86 755 8351 5502

Email: shenzhenfs@tongshang.com    Web: www.tongshang.com

May 13,2021

To

Meten EdtechX Education Group Ltd. (the “Company”)

3rd Floor, Tower A Tagen

Knowledge & Innovation Center

2nd Shenyun West Road

Nanshan District

Shenzhen, Guangdong 518045

The People’s Republic of China

Dear Mesdames/Sirs,

We consent to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in connection with the registration statement of Meten EdtechX Education Group Ltd. (the “Company”) on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 13, 2021 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1 933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

[No Text Below]

Yours Sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices